FORUM FUNDS
                            SHAREHOLDER SERVICE PLAN

                               September 22, 1997

         This Shareholder Service Plan (the "Plan") is adopted by Forum Funds (the "Trust") with respect to the Institutional Service and Investor Classes of shares of beneficial interest of shares of common stock of each of the series of the Trust identified in Appendix A (individually a "Fund" and collectively the "Funds").

         SECTION 1.  ADMINISTRATOR

         The  Trust  has  entered   into  an   Administration   Agreement   (the
"Agreement") with Forum Administrative Services, LLC ("Forum") whereby Forum provides certain administrative services for the Trust and for each Fund.

         SECTION 2.  SERVICE AGREEMENTS; PAYMENTS

         (a) Forum is authorized to enter into Shareholder Service Agreements (the "Agreements"), the form of which shall be approved by the Board of Trustees of the Trust (the "Board"), with financial institutions and other persons who provide services for and maintain shareholder accounts ("Service Providers") as set forth in this Plan.

         (b) Pursuant to the Agreements, as compensation for the services described in Section 4 below, Forum may pay each Service Provider, on behalf of the Trust, a fee at an annual rate of up to 0.15% of the average daily net assets of the Institutional Services Shares of each Fund held by shareholder accounts for which the Service Provider maintains a service relationship; PROVIDED, however, that no Fund shall directly or indirectly pay any amounts, whether Payments or otherwise, that exceed any applicable limits imposed by law or the National Association of Securities Dealers, Inc.

         (c) Pursuant to the Agreements, as compensation for the services described in Section 4 below, Forum may pay each Service Provider, on behalf of the Trust, a fee at an annual rate of up to 0.25% of the average daily net assets of the Investor Shares of each Fund held by the shareholder accounts for which the Service Provider maintains a service relationship; PROVIDED, however, that no Fund shall directly or indirectly pay any amounts, whether Payments or otherwise, that exceed any applicable limits imposed by law or the National Association of Securities Dealers, Inc.

         (c) Each Agreement shall contain a representation by the Service Provider that any compensation payable to the Service Provider in connection with an investment in any Fund of the assets of its customers will (i) be disclosed by the Service Provider to its customers, (ii) be authorized by its customers, and (iii) not result in an excessive fee to the Service Provider.

         SECTION 3.  SHAREHOLDER SERVICE FEE.

         Pursuant to this Plan, the Trust shall daily accrue and monthly pay Forum a Shareholder Service Fee for each Fund equal to the combined Payments made by Forum with respect to the Fund for the month.

         SECTION 4.  SERVICE ACTIVITIES

         Service activities include (a) establishing and maintaining accounts and records relating to clients of Service Provider; (b) answering shareholder inquiries regarding the manner in which purchases, exchanges and redemptions of shares of the Trust may be effected and other matters pertaining to the Trust's services; (c) providing necessary personnel and facilities to establish and maintain shareholder accounts and records; (d) assisting shareholders in arranging for processing purchase, exchange and redemption transactions; (e) arranging for the wiring of funds; (f) guaranteeing shareholder signatures in connection with redemption orders and transfers and changes in shareholder-designated accounts; (g) integrating periodic statements with other shareholder transactions; and (h) providing such other related services as the shareholder may request.

         SECTION 5.  AMENDMENT AND TERMINATION

         (a) Any material amendment to the Plan shall be effective only upon approval of the Board, including a majority of the Trustees who are not interested persons of the Trust as defined in the Investment Company Act of 1940 (the "Disinterested Trustees"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the amendment to the Plan.

         (b) The Plan may be terminated without penalty at any time by a vote of a majority of the Disinterested Trustees.

                                   FORUM FUNDS
                            SHAREHOLDER SERVICE PLAN
                                   APPENDIX A:

                 FUNDS TO WHICH SHAREHOLDER SERVICE PLAN APPLIES

                               September 22, 1997


                           Daily Assets Treasury Fund
                             Daily Assets Cash Fund
                          Daily Assets Government Fund
                          Daily Assets Tax-Exempt Fund
                     Daily Assets Treasury Obligations Fund

                                    [FORM OF]
                                   FORUM FUNDS
                          SHAREHOLDER SERVICE AGREEMENT


         AGREEMENT made this ____ day of ____________, 1997, between Forum Administrative Services, LLC ("Forum"), a limited liability company organized under the laws of State of Delaware with its principal place of business at Two Portland Square, Portland, ME 04101 and the institution executing this document below (the "Institution").

         WHEREAS, Forum acts as administrator and principal underwriter for Forum Funds (the "Trust"), a Delaware business trust registered under the Investment Company Act of 1940, as amended (the "Act") as an open-end management investment company, which may issue its shares of beneficial interest in separate series; and

         WHEREAS, the Trust has adopted a Shareholder Service Plan with respect to each of the series of the Trust identified in Appendix A (individually a "Fund" and collectively the "Funds") that authorizes Forum to pay fees to qualified financial institutions for maintaining and providing services to shareholder accounts holding one or more of the Funds; and

         WHEREAS,   Forum  desires  that  Institution  perform  certain  service activities on behalf of Forum and the Funds and Institution is willing to perform those services on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, for and in consideration of the representations, covenants and agreements contained herein and other valuable consideration, the undersigned parties do hereby agree as follows:

         SECTION 1.  SERVICE ACTIVITIES

         In connection with providing services and maintaining shareholder accounts of each Fund with respect to its various customers, Institution may provide services including: (a) establishing and maintaining accounts and records relating to clients of Institution; (b) answering shareholder inquiries regarding the manner in which purchases, exchanges and redemptions of shares of the Trust may be effected and other matters pertaining to the Trust's services;
(c) providing necessary personnel and facilities to establish and maintain shareholder accounts and records; (d) assisting shareholders in arranging for processing purchase, exchange and redemption transactions; (e) arranging for the wiring of funds; (f) guaranteeing shareholder signatures in connection with redemption orders and transfers and changes in shareholder-designated accounts;
(g) integrating periodic statements with other shareholder transactions; and (h) providing such other related services as the shareholder may request. Institution shall not be obligated to perform any specific service for its clients. Institution's appointment shall be nonexclusive and Forum may enter into similar agreements with other persons.

         SECTION 2.  COMPENSATION

         (a) As compensation for Institution's service activities with respect to each Fund, Forum shall pay Institution fees in the amounts listed on Schedule B to this Agreement (the "Payments"); provided, however, that in no event will Forum be required to make any payments for service activities in an amount greater than that which Forum is paid by the respective Fund for such services.

         (b) The Payments shall be accrued daily and paid monthly or at such other interval as Forum and Institution shall agree.

         (c) On behalf of each Fund, Institution may spend such amounts and incur such expenses as it deems appropriate or necessary on any service activities. Such expenses may include compensation to employees and expenses, including overhead and telephone and other communication expenses, of Institution. Institution shall be solely liable for any expenses it incurs.

         SECTION 3.  REPRESENTATIONS OF INSTITUTION

         Institution represents that:

         (a) the compensation payable to it under this Agreement in connection with the investment in any Fund of the assets of its customers (i) will be disclosed by the Institution to its customers, (ii) will be authorized by its customers, and (iii) will not result in an excessive fee to Institution;

         (b) if it is a member of the National Association of Securities Dealers, Inc. ("NASD"), it shall abide by the Rules of Fair Practice of the NASD;

         (c) it will, in connection with sales and offers to sell shares, furnish to or otherwise insure that each person to whom any such sale or offer is made receives a copy of the appropriate Fund's or Funds' then current prospectus, as applicable;

         (d) it will purchase shares only from Forum as agent of the Trust and that it will purchase shares only for the purpose of covering purchase orders already received or for its own bona fide investment purposes;

         (e) the performance of all its obligations hereunder will comply with all applicable laws and regulations, including any applicable Federal securities laws and any requirements to deliver confirmations to its customers, the provisions of its charter documents and bylaws and all material contractual obligations binding upon the Institution; and

         (f) it will promptly inform the Trust of any change in applicable laws or regulations (or interpretations thereof) or in its charter or bylaws or material contracts which would prevent or impair full performance of any of its obligations hereunder.

         SECTION 4.  TRUST LITERATURE

         Institution is not authorized to make any representations concerning shares of any Fund except those contained in the Fund's then current prospectus and statement of additional information ("SAI") and printed information issued by the Trust or by Forum as information supplemental to the prospectus. Forum will supply Institution upon its request with prospectuses, SAIs, reasonable quantities of supplemental sales literature and additional information. Institution agrees not to use other advertising or sales material relating to a Fund unless approved in writing by Forum in advance of such use. Any printed information furnished by Forum other than the then current prospectus and SAI, periodic reports and proxy solicitation materials are Forum's sole responsibility and are not the responsibility of the Trust and the Trust shall have no liability or responsibility to Institution in these respects unless expressly assumed in connection therewith. Institution shall have no responsibility with regard to the accuracy or completeness of any of the printed information furnished by Forum and shall be held harmless by Forum from and against any cost or loss arising therefrom.

         SECTION 5.  REPORTS

         Institution  shall  prepare and furnish to Forum,  at Forum's  request,
written  reports   setting  forth  all  amounts   expended  by  Institution  and
identifying the activities for which the expenditures were made.

         SECTION 6.  INDEMNIFICATION

         Institution agrees to indemnify and hold harmless Forum and the Trust from any claims, expenses, or liabilities incurred by Forum or the Trust as a result of any act or omission of the Institution in connection with its services under this Agreement.

         SECTION 7.  EFFECTIVENESS, DURATION AND TERMINATION

         (a) This Agreement shall become effective on the date hereof and, upon its effectiveness, shall supersede all previous agreements between the parties covering the subject matter hereof.

         (b)      This Agreement may be terminated as follows:

                  (i) at any time, without the payment of any penalty, by the vote of a majority of the Trustees of the Trust;

                  (ii) automatically in the event of the termination of the Administration or Distribution agreements between the Trust and Forum or the Service Plan;

                  (iii) automatically in the event of the assignment of this Agreement as defined in the Act; and

                  (iv) by either party to the Agreement without cause by giving the other party at least sixty (60) days' written notice of its intention to terminate.

         SECTION 8.  NOTICES

         Any notice under this Agreement shall be in writing and shall be addressed and delivered, or mailed postage prepaid, to the other party's principal place of business, or to such other place as shall have been previously specified by written notice given to the other party.

         SECTION 9.  AMENDMENTS

         Subject to approval of material amendments to the form of this Agreement by the Trust's Board of Trustees, this Agreement may be amended by the parties at any time. In addition, this Agreement may be amended by Forum from time to time by the following procedure: Forum will mail a copy of the amendment to Institution at its principal place of business or such other address as Institution shall in writing provide to Forum. If Institution does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. The Institution's objection must be in writing and be received by Forum within the thirty days.

         SECTION 10.  USE OF THE TRUST'S NAME

         Institution shall not use the name of the Trust on any checks, bank drafts, bank statements or forms for other than internal use in a manner not approved by the Trust prior thereto in writing; provided however, that the approval of the Trust shall not be required for the use of the Trust's name which merely refers in accurate and factual terms to the Trust in connection with the Institution's role hereunder or which is required by any appropriate regulatory, governmental or judicial authority; and further provided that in no event shall such approval be unreasonably withheld or delayed.

         SECTION 11.  MISCELLANEOUS

         (a) This Agreement shall be construed in accordance with the laws of the State of Delaware.

         (b) If any provision of this Agreement shall be held invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


                                  INSTITUTION:

                                              _______________________________
                                              Name of Institution


                                              By:____________________________
                                              Name:__________________________
                                              Title:_________________________


                                              FORUM ADMINISTRATIVE SERVICES, LLC


                                              By:____________________________
                                              John Y. Keffer
                                               President

                                   FORUM FUNDS
                          SHAREHOLDER SERVICE AGREEMENT

                                   SCHEDULE A

                              SERIES OF FORUM FUNDS

                                 INVESTOR SHARES

                           Daily Assets Treasury Fund
                             Daily Assets Cash Fund
                          Daily Assets Government Fund
                           Daily Assets TaxSaver Fund
                          Daily Assets Treasury Fund II

                                   FORUM FUNDS
                          SHAREHOLDER SERVICE AGREEMENT

                                   SCHEDULE B

                      PAYMENTS PURSUANT TO THE SERVICE PLAN


         0.15% of the average  annual daily net assets of each Fund  represented
         by   Institutional   Service   Shares  owned  by  investors  for  which
         Institution provides services pursuant to this Agreement.

                                   FORUM FUNDS
                          SHAREHOLDER SERVICE AGREEMENT

                                   SCHEDULE B

                      PAYMENTS PURSUANT TO THE SERVICE PLAN


         0.25% of the average annual daily net assets of each Fund represented by Investor Shares owned by investors for which Institution provides services pursuant to this Agreement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant certifies that it meets all of the requirements for effectiveness of this Registration Statement pursuant to Rule 485(b) under the Securities Act of 1933 and has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Portland, and State of Maine on the 12th day of November, 1997.

                                                       FORUM FUNDS


                                                       By: /s/ John Y. Keffer
                                                          ----------------------
                                                       John Y. Keffer, President

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registrant's Registration Statement has been signed below by the following persons on the 12th day of November , 1997.

                      SIGNATURES                               TITLE
                      ----------                               -----

(a)      Principal Executive Officer

              /s/ John Y. Keffer                               President
             ----------------------                            and Chairman
              John Y. Keffer

(b)      Principal Financial and Accounting Officer

              /s/ Robert B. Campbell                           Treasurer
             ------------------------
              Robert B. Campbell

(c)      A majority of the Trustees

              /s/ John Y. Keffer                               Trustee
             ------------------------
              John Y. Keffer

              James C. Cheng*                                  Trustee
              J. Michael Parish*                               Trustee
              Costas Azariadis*                                Trustee

              By: /s/ John Y. Keffer
             -------------------------
                  John Y. Keffer
                  Attorney in Fact*